Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

     In connection with the filing of the Quarterly Report of First Northern Community Bancorp (the “Company”) on Form 10-Q for the period ending June 30, 2003 (the “Report”), I, Louise A. Walker, the chief financial officer of the Company, certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge,

          (i)  the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LOUISE A. WALKER

Louise A. Walker

August 14, 2003

A signed original of this written statement required by Section 906 has been provided to First Northern Community Bancorp and will be retained by First Northern Community Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.